                                                                   EXHIBIT 23.3

                           CONSENT OF PERSON ABOUT TO
                               BECOME A DIRECTOR

        I, Ha-Young Aum, hereby consent to being named in the Registration Statement on Form S-1 (No. 333-5577) of NextWave Telecom Inc. as a person about to become a director of NextWave Telecom Inc.

Dated:  July 31, 1996

                                          /s/ Ha-Young Aum
                                          ---------------------------------
                                          Ha-Young Aum